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                                 Exhibit 10.2


                         DATED AS OF DECEMBER 1, 1998
                         ----------------------------



                          (1)  ALLIANCE RESOURCES PLC



                                     -and-



                             (2)  PAUL R. FENEMORE



                         SECOND SUPPLEMENTAL AGREEMENT

                                      TO

                               EXECUTIVE SERVICE

                                   AGREEMENT

                            Dated 20 September 1996
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                       SECOND SUPPLEMENTAL AGREEMENT TO
                       ---------------------------------
                          EXECUTIVE SERVICE AGREEMENT
                          ---------------------------


THIS SECOND SUPPLEMENTAL AGREEMENT TO EXECUTIVE SERVICE AGREEMENT dated as of the 1st day of December 1998 and made between:

(1) ALLIANCE RESOURCES PLC, a company registered in England and Wales, whose registered office is at Kingsbury House, 15-17 King Street, London SW1Y 6QU ("the Company"), and

(2) PAUL RAYMOND FENEMORE of Flat1, 16-18 Kivelis Street, Nicosia, Cyprus ("the Executive")

is supplemental to an Agreement dated 20th September 1996 and made between the same parties as are parties hereto as modified by Supplemental Agreement to Executive Service Agreement dated 6th April 1998.

RECITALS

(A) The Company and the Executive have previously entered into an executive service agreement dated 20th September 1996 as modified by Supplemental Agreement to Executive Service Agreement dated 6th April 1998 ("the Agreement") which provides for the Executive to be employed by the Company upon the terms and conditions therein appearing. All defined terms used in this Supplemental Agreement and not otherwise defined have the meanings given in the Agreement.

(B) The Company now wishes to make certain alterations to the Agreement as hereinafter appearing.

NOW, THEREFORE, the Parties hereto have agreed and do hereby agree as follows:

1. Clause 2.2 of the Agreement shall be deleted and the following Clause 2.2 shall be inserted in its place:

    The employment of the Executive shall (subject to the provisions of Clause
    12) be for an initial fixed period of two (2) years from 20th September 1996 and shall automatically be extended without further action of either party for additional two (2) year periods, unless written notice of either party's intention not to extend has been given to the other party hereto at least three (3) months prior to the expiration of the then effective two (2) year period of employment. In the event of the latter the provisions of Clause
    2.3 shall still apply.

2. Clause 2.3 of the Agreement shall be deleted and the following Clause 2.3 shall be inserted in its place:
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     On termination of the employment of the Executive at any time and for whatever reason and howsoever arising, but subject to the provisions of Clause 12, the Company shall pay to the Executive in one lump sum on the day of such termination, a cash payment in an amount equal to twice (a) the Executive's annual salary as specified in this Agreement, and (b) aggregate bonuses and benefits for the preceding calendar year.

3.   A new clause 7.3 shall be inserted to read:

     During the continuance of his employment hereunder the Executive shall be paid a car allowance sufficient to enable the Executive to acquire, operate and maintain an automobile commensurate with the Executive's capacity which allowance shall accrue from day to day and be paid in arrears on the last day of each month, or if that is not a business day, on the immediately preceding business day.

4. Clause 12.8(d) of the Agreement shall be deleted and the following Clause 12.8(d) shall be inserted in its place:

     Upon (x) the termination of the Executive by the Company without cause following a Change in Control of the Company or (y) the Executive's voluntary termination of employment for good reason following a Change in Control, then the Company shall provide the Executive within thirty (30) days after the applicable event, in one lump sum a cash payment equal to
     2.5 times (A) the Executive's annual salary as specified in this Agreement, and (B) aggregate bonuses and benefits for the preceding calendar year.

5. Save as varied by this supplemental agreement the Agreement shall remain in full force and effect.

IN WITNESS whereof this Agreement has been executed on the date first above written


Signed by Philip Douglas (Director and Chairman    }
of the Remuneration Committee of the Board of      }
Directors) for and on behalf of ALLIANCE           }----------------------------
RESOURCES PLC in the presence of:                  }



Signed by PAUL R. FENEMORE in the                  }
presence of:                                       }----------------------------